Exhibit 10.4
CENTERPOINT ENERGY, INC.
1991 SAVINGS RESTORATION PLAN
(Amended and Restated Effective January 1, 2008)

CENTERPOINT ENERGY, INC.
1991 SAVINGS RESTORATION PLAN
(Amended and Restated Effective January 1, 2008)
* * * * * * * *
RECITALS:
          WHEREAS, CenterPoint Energy, Inc. (the “Company”), maintains the CenterPoint Energy, Inc. Savings Restoration Plan, effective as of January 1, 1991, and as thereafter amended (the “Plan”), for the benefit of its eligible employees; and
          WHEREAS, in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of January 1, 2005, the Company in operation separated all Plan benefits earned and vested as of December 31, 2004 (“Grandfathered Benefits”) from all Plan benefits earned or vested after December 31, 2004 (“409A Benefits”); and
          WHEREAS, at all times on and after January 1, 2005, the Grandfathered Benefits, along with all earnings, gains and losses attributable thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A, have been made (in form or operation) to the Plan with respect to such benefits; and
          WHEREAS, the Company desires to bifurcate the Plan such that (1) the Grandfathered Benefits, along with all earnings, gains and losses attributable thereto, shall continue to be maintained under and paid from the Plan, which shall be frozen and intended to be a “grandfathered” plan exempt from Code Section 409A, and (2) the 409A Benefits, along with all earnings, gains and losses attributable thereto, shall be maintained under and paid from, a separate plan that is intended to comply with the requirements Code Section 409A, known as the CenterPoint Energy Savings Restoration Plan, effective as of January 1, 2008;
          NOW, THEREFORE, the Company hereby amends, restates, renames and continues the Plan with respect to the Grandfathered Benefits in the form of the CenterPoint Energy, Inc. 1991 Savings Restoration Plan, as herein set forth, effective as of January 1, 2008, as follows:

ARTICLE I.
Purpose
     1.1 Purpose. The purpose of this CenterPoint Energy, Inc. 1991 Savings Restoration Plan (the “Plan”) is to provide the amount of the employer matching contributions that would otherwise be paid under the CenterPoint Energy Savings Plan (the “Savings Plan”), but which is not paid under the Savings Plan on account of the limit under Code Section 401(a)(17), as adjusted for cost-of-living increases under Code Section 401(a)(17)(B), or the limit under Code Section 415, as adjusted for cost-of-living increases under Code Section 415(d) (as adjusted and applicable, the “Code Limit”), on each Participant’s compensation which may be taken into account under the Savings Plan for pre-2005 Plan Years. This Plan is intended to be a “top-hat” plan under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).
     1.2 Frozen Plan/Transfer of Post-2004 Benefits. This Plan is a frozen plan as of January 1, 2008. No new participants and no further benefits shall be accrued, earned or vested under the Plan after December 31, 2007, other than earnings, losses and gains attributable to benefits in the Plan earned and vested as of December 31, 2004. This Plan is intended to be a “grandfathered” plan for purposes of Code Section 409A. All benefits under this Plan were earned and vested as of December 31, 2004, and thus are intended to be “grandfathered benefits” which, along with all earnings, gains and losses attributable thereto, are exempt from Code Section 409A. Effective as of January 1, 2008, the obligations and liabilities for all benefits under the Plan that were not earned and vested as of December 31, 2004, along with the earnings, gains and losses attributable thereto (“409A Benefits”), were transferred from the Plan to the CenterPoint Energy Savings Restoration Plan (“SRP”). The 409A Benefits are maintained under and paid from the SRP, in accordance with its terms and conditions. The Plan shall have no further contractual, legal or other obligation with respect to the 409A Benefits on and after January 1, 2008.
     1.3 Application of Plan. The terms of this Plan are applicable only to salaried officers or other highly-compensated employees of the CenterPoint Energy, Inc., or its successor (the “Company”), or any of its adopting Affiliates from and after January 1, 1991, but prior to January 1, 2005, whose Employer Matching Contributions under the Savings Plan were adversely affected by the Code Limit for Plan Years 1991 through 2004. For purposes of this Plan, the term “Company” shall include CenterPoint Energy, Inc., or any successor thereto, and/or any Affiliate adopting this Plan with approval of the Board of Directors of the Company (the “Board”).
ARTICLE II.
Definitions and Construction
     2.1 Definitions. Except as otherwise indicated herein, the capitalized terms used in this Plan shall have the same meaning as they have under the Savings Plan.
     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held invalid, illegal or unenforceable for any reason by a court of competent jurisdiction, such illegal, invalid or unenforceable provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been inserted, and the Board shall have the privilege and opportunity to correct and remedy such questions of such illegal, invalid or unenforceable provision by amendment as provided in the Plan.
     2.4 Applicable Law. This Plan shall be construed, administered and governed in all respects in accordance with ERISA and other applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Texas.
     2.5 Plan Not an Employment Contract. This Plan is not an employment contract. It does not give to any person the right to be continued in employment with the Company, an Employer or any Affiliate or Subsidiary, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.
ARTICLE III.
Participation
          A “Participant” under this Plan is a person who was a full-time, salaried officer or highly compensated employee of the Company or its adopting Affiliates and who earned a benefit under the Plan for any Plan Year after the 1990 Plan Year, but prior to the 2005 Plan Year. To earn a benefit during such Plan Year or Plan Years, the Employee must have made the maximum Pre-Tax and/or After-Tax Contributions upon which Employer Matching Contributions were made under the Savings Plan for such year or years, the Employer Matching Contributions made by the Employer under the Savings Plan must have been limited on account of the Code Limit and the Employee must have been employed by the Company or one of its adopting Affiliates as of December 31st of the applicable Plan Year.
ARTICLE IV.
Benefits
     4.1 Amount of Benefits. The amount payable (“Benefit”) to or in respect of a Participant hereunder shall be equal to the difference between (a) the aggregate amount of Employer Matching Contributions which would have been allocated in respect of the Participant under the Savings Plan for each of the 1991 through the 2004 Plan Years if the Participant had made the maximum Pre-Tax and/or After-Tax Contributions upon which Employer Matching Contributions were made without regard to the Code Limit for each such year, and (b) the aggregate amount of Employer Matching Contributions actually allocated in respect of the Participant under the Savings Plan for each such Plan Year. The amounts so credited shall earn interest each Plan Year (x) at the same rate and be credited in the same manner as the ESOP Company Stock Fund under the Savings Plan for the applicable pre-2008 Plan Year and (y) at the rate of return for the Participant’s account under the Savings Plan for each post-2007 Plan Year.

     4.2 Form of Payment and Commencement Date.
          (a) Form of Payment. The Benefit, along with all earnings, gains and losses attributable to such amount, payable under this Plan shall be paid in the same manner as distributions payable under the Savings Plan. However, the Compensation Committee of the Board (the “Committee”) may direct the payment of such benefits payable to a Participant, spouse, or Beneficiary under this Plan in the form of an actuarially equivalent lump-sum payment. The actuarial assumptions for computing the lump-sum payment shall be determined by the Committee.
          (b) Commencement Date. Benefits payable under this Plan shall commence on or about the same date that distributions are made under the Savings Plan.
     4.3 Vesting. All Participants under the Plan are fully vested in their Benefit as of December 31, 2004. However, a Participant (and his Beneficiary) shall have no right to a Benefit under this Plan if the Committee determines that the Participant engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company.
     4.4 Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Company. Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial, or escrow account. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the benefits described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant nor a Beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor.
     4.5 Tax Withholding. The Company may withhold from a payment any federal, state, or local employment and income taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.
     4.6 Effect on Other Plans. Amounts accrued or paid under this Plan shall not be considered compensation for the purpose of the Company’s retirement, savings, life insurance or disability plans.
     4.7 Non-Transferability. A Participant or his Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law. Notwithstanding any provision of the Plan to the contrary, the Plan Benefit may be paid to an alternate payee as required under a domestic relations order (as defined in Code Section 414(p)(1)(B)) as approved by the Committee.

ARTICLE V.
Administration
     5.1 Administration. The Plan shall be administered, construed and interpreted by the Committee. The Committee may delegate to the Company’s Benefits Committee or other committee, individuals, or entities from time to time the performance of any of its duties or responsibilities hereunder. The Committee may also hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.
     5.2 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.
     5.3 Expenses. The expenses of administering the Plan shall be borne by the Company.
     5.4 Indemnification and Exculpation. The members of the Committee, its agents, and officers, directors, and employees of the Company and its Affiliates shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.
     5.5 Claims and Review Procedures.
          (a) Claims Procedure. If any person believes he or she is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person’s rights following an adverse benefit determination on review, including a statement of his or her right to file a lawsuit under ERISA if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).
          (b) Claim Review Procedure. Within 60 days after the date on which a person receives a notice of denial, such person or his or her duly authorized representative (“Applicant”) may (i) file a written request with the Committee for a review of his or her denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The Committee shall render a decision no later than the date of its regularly scheduled meeting next following receipt of a request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting. The Applicant may request a formal hearing before the Committee which the Committee may grant in its discretion. Notwithstanding the foregoing, under special circumstances that require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third regularly scheduled Committee meeting following the receipt of the request for review. If such an extension is required, the Applicant will be advised in writing before the extension begins. If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include (i) the specific reasons for the decision, (ii) the specific references to the pertinent Plan provisions on which the decision is based, (iii) that the Applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (iv) a statement of the Applicant’s right to file a lawsuit under ERISA. Benefits under this Plan will only be paid if the Committee decides, in its discretion, that an Applicant is entitled to them.
          (c) Exhaustion of Administrative Remedies. The decision of the Committee on review of the claim denial shall be binding on all parties when the Applicant has exhausted the claims procedure under this Section. Moreover, no action at law or in equity shall be brought to recover benefits under this Plan prior to the date the Applicant has exhausted the administrative remedies under this Section.
ARTICLE VI.
Merger, Amendment and Termination
     6.1 Merger, Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on the Plan, this Plan shall terminate with respect to the Company, and no additional benefits shall accrue for the Participants. Unpaid benefits shall continue to be paid as scheduled unless the successor or acquiring corporation elects to accelerate payment.
     6.2 Amendment and Termination. The Board may amend, modify, or terminate the Plan at any time. In the event of a termination of the Plan pursuant to this Section, unpaid benefits shall continue to be an obligation of the Company and shall be paid as scheduled.
[Signature Page to Follow]

          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 22nd day of December, 2008, but effective as of January 1, 2008.

CENTERPOINT ENERGY, INC.
By	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

ATTEST:
/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary